UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03: Amendments to Articles of Incorporation or bylaws; Change in Fiscal Year.

(a) On September 27, 2012, Hyatt Hotels Corporation (the “Company”) filed a Certificate of Retirement with the Secretary of State of the State of Delaware to retire 1,000,000 shares of Class B common stock, $0.01 par value per share, of the Company (the “Class B Common Stock”). All 1,000,000 shares of Class B Common Stock were converted into shares of Class A common stock, $0.01 par value per share, of the Company (the “Class A Common Stock”), in connection with the sale of 1,000,000 shares of Class B Common Stock into the public market pursuant to Rule 144 by certain selling stockholders. The Company’s Amended and Restated Certificate of Incorporation requires that any shares of Class B Common Stock that are converted into shares of Class A Common Stock be retired and may not be reissued.

Effective upon filing, the Certificate of Retirement amended the Amended and Restated Certificate of Incorporation of the Company to reduce the total authorized number of shares of capital stock of the Company by 1,000,000 shares. The total number of authorized shares of the Company is now 1,461,472,717, such shares consisting of 1,000,000,000 shares designated Class A Common Stock, 451,472,717 shares designated Class B Common Stock, and 10,000,000 shares designated Preferred Stock, par value $0.01 per share. A copy of the Certificate of Retirement is attached as Exhibit 3.1 hereto.

Item 9.01: Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Retirement of 1,000,000 Shares of Class B Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: September 28, 2012	By:	/s/ Rena Hozore Reiss

Rena Hozore Reiss
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

3.1	Certificate of Retirement of 1,000,000 Shares of Class B Common Stock.